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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 9, 2003, except for Note 18, as to which the date is August 25, 2003, relating to the financial statements and financial statement schedule, which appears in Metron Technology N.V.'s Annual Report on Form 10-K for the year ended May 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
September 19, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS